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                                                                     EXHIBIT 2.4

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


------------------------------------  )
In re                                 )  Chapter 11
                                      )
SUNSHINE MINING AND REFINING          )  Case No. 00-3409 (MFW)
COMPANY, et. al.                      )
                                      )  Jointly Administered
         Debtors                      )
                                      )
------------------------------------  )


                          NOTICE OF THE EFFECTIVE DATE

PLEASE TAKE NOTICE THAT:

     1. The order confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Sunshine Mining and Refining Company and its Debtor Subsidiaries having become a final order, and all conditions precedent having been properly satisfied or waived, the Plan became effective on February 5, 2001 (the "Effective Date").

     2. All objections to claims must be filed and served before 120 days after the Effective Date.

     3. All professional fee applications must be filed before 60 days after the Effective Date.

     4. All objections to claims of professionals must be filed before 90 days after the Effective Date (or 30 days after the filing of the fee application, if later).

     5. All administrative claims must be filed before 30 days after the Effective Date.

     6. All objections to administrative claims must be filed before 120 days after the Effective Date (or 60 days after the filing of the request, if later).

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Dated: February 7, 2001
       Wilmington, Delaware


                                       /s/ [ILLEGIBLE]
                                       -----------------------------------
                                       Daniel J. DeFranceschi (No. 2732)
                                       John H. Knight (No. 3848)
                                       Christopher D. Loizides (No. 3968)
                                       RICHARDS, LAYTON & FINGER, P.A.
                                       One Rodney Square
                                       P.O. Box 551
                                       Wilmington, Delaware 19899
                                       (302) 658-6541

                                       Attorneys for Reorganized Debtors